UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2017

Stemline Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35619	45-0522567
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

750 Lexington Avenue

Eleventh Floor

New York, New York 10022

(Address of Principal Executive Offices)

(646) 502-2311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act.

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐         Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 annual meeting of stockholders of Stemline Therapeutics, Inc. (“Stemline”) was held on June 19, 2017. The following matters were voted on by the stockholders: (i) the election of two directors; (ii) the ratification of the appointment of Ernst & Young LLP as Stemline’s independent registered public accounting firm for the year ending December 31, 2017; (iii) the approval of an amendment to Stemline’s 2016 Equity Incentive Plan to increase the number of authorized shares issuable by 1,200,000 shares; and (iv) the approval of an amendment to Stemline’s Certificate of Incorporation to increase Stemline’s authorized share capital by 20,000,000 shares of common stock.

Item 1: Election of directors:

Nominee	Total Votes For	Total Votes Withheld	Broker Non-Votes

Ron Bentsur	15,226,304	158,210	5,128,342

Eric L. Dobmeier	13,246,199	2,138,315	5,128,342

Item 2: Ratification of the appointment of Ernst & Young LLP as Stemline’s independent registered public accounting firm for the year ending December 31, 2017:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
20,454,179	27,187	31,490	0

Item 3: Vote to approve an amendment to Stemline’s 2016 Equity Incentive Plan to increase the number of authorized shares issuable by 1,200,000 shares:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
11,363,534	3,887,806	133,174	5,128,342

Item 4: Vote to approve an amendment to Stemline’s Certificate of Incorporation to increase Stemline’s authorized share capital by 20,000,000 shares of common stock:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
15,011,858	250,365	122,291	5,128,342

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stemline Therapeutics, Inc.
(Registrant)

Date: June 20, 2017

	By:	/s/ Kenneth Hoberman
Kenneth Hoberman
Chief Operating Officer